AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT
             BY AND BETWEEN TD WATERHOUSE FAMILY OF FUNDS, INC. AND
                      TD WATERHOUSE ASSET MANAGEMENT, INC.

         Amendment made as of August 31, 2000 to the Investment Management Agreement dated as of October 15, 1996 (the "Agreement"), by and between TD
WATERHOUSE FAMILY OF FUNDS, INC. (the "Company") and TD WATERHOUSE ASSET MANAGEMENT, INC. (the "Investment Manager").

                                   WITNESSETH:

WHEREAS, the Company and the Investment Manager desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Each of the California Municipal Money Market Portfolio and New York Municipal Money Market Portfolio is included as a "Portfolio" under the Agreement for all purposes.

2. For the services provided by the Investment Manager under the Agreement to each Portfolio, the Investment Manager will receive an annual fee, payable monthly, on a graduated basis equal to 0.35 of 1% of the first $1 billion of average daily net assets of each Portfolio, .34 of 1% of the next $1 billion, and .33 of 1% of average daily net assets of each Portfolio over $2 billion.

3. With respect to each Portfolio, the Agreement shall have an initial term of two (2) years beginning as of the date of this Amendment, unless sooner terminated as provided in the Agreement.

4. Except as specifically amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                            TD WATERHOUSE FAMILY OF
                                            FUNDS, INC.

                                            By:      /s/ George A. Rio
                                                     --------------------------
                                                     Name: George A. Rio
                                                     Title:   President
WITNESS:

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                                            TD WATERHOUSE ASSET
                                            MANAGEMENT, INC.

                                            By:      /s/ David Hartman
                                                     --------------------------
                                                     Name: David Hartman
                                                     Title:   CIO
WITNESS:

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